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Exhibit 4.9

SUBSIDIARY GUARANTEE

        GUARANTEE dated as of                        , 200  , by                        , a                    corporation, and                        , a                    corporation, (individually and collectively, the "Guarantor"), in favor of                        , a                    as Trustee (the "Trustee") for the Holders of the    % Notes due                    (the "Securities") issued pursuant to the Indenture dated                        , 200  between Career Education Corporation (the "Company") and the Trustee (as amended, modified or supplemented from time to time in accordance with its terms, the "Indenture"; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Indenture).

        The Company has issued the Securities to the Holders subject to the terms and conditions of the Indenture. The obligation of the Holders to purchase the Securities is conditioned on the execution and delivery by the Guarantor of a guarantee in the form hereof of the due and punctual payment and performance of (a) all obligations with respect to the Securities at any time and from time to time under the Indenture, and (b) the principal of, interest and any premium on the Securities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (the obligations described in (a) and (b) above being herein referred to as the "Guaranteed Obligations").

        Accordingly, in consideration of the premises and in order to induce the Holders to purchase the Securities, each Guarantor hereby, jointly and severally, agrees as follows:

        Section 1.    Guarantee.    Each Guarantor hereby, jointly and severally, irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and the punctual performance, of all present and future Guaranteed Obligations.

        Section 2.    Waiver.    Each Guarantor hereby absolutely, unconditionally and irrevocably waives, to the fullest extent permitted by law, (i) promptness, diligence, notice of acceptance and any other notice with respect to this Guarantee, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice with respect to the Guaranteed Obligations, (iii) any requirement that the Trustee or the Holders protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any security, and (iv) any other action, event or precondition to the enforcement of this Guarantee or the performance by each Guarantor of its obligations hereunder.

        Section 3.    Guarantee Absolute.

        (a)   This Guarantee is one of payment and performance, not collection, and the obligations of the Guarantors under this Guarantee are independent of the obligations of the Company under the Indenture or the Securities, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

        (b)   The liability of the Guarantors under this Guarantee shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:

  (i)
  any invalidity, irregularity, voidability, voidness or unenforceability of the Indenture, the Securities or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Obligations or of any security therefor;

  (ii)
  any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Indenture or the Securities;

  (iii)
  any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Guaranteed Obligations, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

  (iv)
  any exercise or failure to exercise any rights against the Company or others (including the Guarantors);

  (v)
  any settlement or compromise of any Guaranteed Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any Guaranteed Obligation (whether due or not) of the Company to creditors of the Company other than the Guarantors;

  (vi)
  any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of the Company or any of its Subsidiaries;

  (vii)
  any change, restructuring or termination of the existence of any of the Company or any of its Subsidiaries; or

  (viii)
  any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Guarantee and/or obligations of the Guarantors hereunder, or a defense to, or discharge of, any of the Company or any other Person or party relating to this Guarantee or the obligations of the Guarantors hereunder or otherwise with respect to the Guaranteed Obligations, in each case other than the indefeasible payment in full of the Guaranteed Obligations.

        (c)   The Trustee may at any time and from time to time (whether or not after revocation or termination of this Guarantee) without the consent of, or notice (except as shall be required by applicable law that cannot be waived) to, the Guarantors, and without incurring responsibility to the Guarantors or impairing or releasing the obligations of the Guarantors hereunder, apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligation regardless of what Guaranteed Obligations remain unpaid.

        (d)   This Guarantee shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Trustee or Holders for repayment or recovery of any amount or amounts received by the Trustee or Holders in payment or on account of any of the Guaranteed Obligations and the Trustee or the Holders repay all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Trustee or Holders or their property, or any settlement or compromise of any such claim effected by the Trustee or Holders with any such claimant (including the Company), the Guarantors shall be and remain liable to the Trustee and Holders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Trustee or Holders.

        Section 4.    Continuing Guarantee.    This Guarantee is a continuing one and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, (ii) be binding upon each Guarantor and, except as provided in the Indenture, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Trustee and its successors, transferees and assigns. All obligations to which this Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

        Section 5.    Representations, Warranties and Covenants.    Each Guarantor hereby represents, warrants and covenants to and with the Trustee that:

        (a)   The Guarantor has the power to execute and deliver this Guarantee and to incur and perform its obligations hereunder;

        (b)   The Guarantor has duly taken all necessary action to authorize the execution, delivery and performance of this Guarantee and to incur and perform its obligations hereunder;

        (c)   No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other Person, is required for the due authorization, execution, delivery and performance by the Guarantor of this Guarantee or the consummation of the transactions contemplated hereby;

        (d)   The execution, delivery and performance by the Guarantor of this Guarantee do not and will not violate or otherwise conflict with any term or provision of any material agreement, instrument, judgment, decree, order or any statute, rule or governmental regulation applicable to the Guarantor or result in the creation of any lien upon any of its properties or assets pursuant thereto;

        (e)   This Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, and is enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

        (f)    The Guarantor will take all necessary actions to comply with the provisions of the Indenture to the extent any such provision is applicable to the Subsidiaries of the Company.

        Section 6.    Expenses.    The Guarantors will upon demand reimburse the Trustee for any reasonable sums, costs, and expenses which the Trustee may reasonably pay or incur pursuant to the provisions of this Guarantee or in negotiating, executing, perfecting, defending, protecting or enforcing this Guarantee or in enforcing payment of the Guaranteed Obligations or otherwise in connection with the provisions hereof, including court costs, collection charges, travel expenses, and reasonable attorneys' fees, together with interest thereon as specified in Section 12 hereof.

        Section 7.    Terms.

        (a)   The words "include," "includes" and "including:" shall be deemed to be followed by the phrase "without limitation".

        (b)   All references herein to Sections and subsections shall be deemed to be references to Sections and subsections of this Guarantee unless the context shall otherwise require.

        Section 8.    Amendments and Modification.    No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Guarantee and to such provision, and executed by the party to be charged.

        Section 9.    Subrogation.    Upon making full payment with respect to any Guaranteed Obligation hereunder, the Guarantors shall be subrogated to the rights of the Trustee and Holders against the Company with respect to such obligation; provided that the Guarantors shall not enforce any payment by way of subrogation so long as any Guaranteed Obligation remains unpaid.

        Section 10.    Remedies Upon Default; Right of Set-Off.    (a) Upon the occurrence and during the continuance of any Event of Default, the Trustee may, without notice to or demand upon the Company or the Guarantors, declare any Guaranteed Obligations immediately due and payable, and shall be entitled to enforce the obligations of the Guarantor hereunder.

        (b)   Upon such declaration by the Trustee, the Trustee is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Trustee to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guarantee that are then due, whether or not the Trustee shall have made any demand under this Guarantee. The Trustee agrees promptly to notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Trustee under this Section 10 are in addition to other rights and remedies (including other rights of set-off) which the Trustee may have.

        Section 11.    Statute of Limitations.    Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Company or others (including any Guarantor), with respect to any of the Guaranteed Obligations shall, to the fullest extent permitted under applicable law, if the statute of limitations in favor of the Guarantors against the Trustee or Holders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

        Section 12.    Interest.    All amounts payable from time to time by the Guarantors hereunder shall bear interest at an interest rate per annum determined in accordance with the Securities and Section 3.01 of the Indenture as if such amounts were payable by the Company.

        Section 13.    Rights and Remedies Not Waived.    No act, omission or delay by the Trustee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Trustee or Holders of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

        Section 14.    Admissibility of Guarantee.    The Guarantors agree that any copy of this Guarantee signed by the Guarantors and transmitted by telecopier for delivery to the Trustee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

        Section 15.    Notices.    All notices, requests and demands to or upon the Trustee or the Guarantors under this Agreement shall be in writing and given as provided in the Indenture (with respect to the Guarantors, to the address of the Company as set forth in the Indenture).

        Section 16.    Counterparts.    This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

        Section 17.    CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; ETC.    (a) EACH GUARANTOR HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREFROM IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (i) TRIAL BY JURY, (ii) TO THE EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (iii) THE RIGHT TO INTERPOSE ANY SET-OFF, COUNTERCLAIM OR CROSS-CLAIM (UNLESS SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION).

        (a)   Each Guarantor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such Guarantor at its address determined pursuant to Section 15 hereof.

        (b)   Nothing herein shall affect the right of the Trustee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

        (c)   Each Guarantor hereby waives presentment, notice of dishonor and protests of all instruments included in or evidencing any of the Guaranteed Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein).

        Section 18.    GOVERNING LAW.    THIS GUARANTEE SHALL BE CONSTRUCTED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

        Section 19.    Captions; Separability.    (a) The captions of the Sections and subsections of this Guarantee have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee.

        (b)   If any term of this Guarantee shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

        Section 20.    Enforcement.    If, in any action to enforce this Guarantee or any proceeding to allow or adjudicate a claim under this Guarantee, a court of competent jurisdiction determined that enforcement of this Guarantee against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this Guarantee shall be limited to the maximum amount lawful and not subject to avoidance under such law.

        Section 21.    Contribution.    Each Guarantor agrees that in the event a payment shall be made by any Guarantor (the "Claiming Guarantor") under this Guarantee or assets of such Claiming Guarantor shall be sold pursuant to any mortgage, security agreement or similar instrument or agreement to satisfy a claim of the Trustee or Holders, each other Guarantor (a "Contributing Guarantor") shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all Guarantors on the date hereof.

        Section 22.    Acknowledgment of Receipt.    Each Guarantor acknowledges receipt of a copy of this Guarantee, the Indenture and the Securities.

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        IN WITNESS WHEREOF, each Guarantor has duly executed or caused this Guarantee to be duly executed in the State of New York as of the date first above set forth.

By:
Name: Title:

By:
Name: Title:

By:
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By:
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  Exhibit 4.9